Exhibit 99.1
RATTLER MIDSTREAM LP, A SUBSIDIARY OF DIAMONDBACK ENERGY, INC., REPORTS FIRST QUARTER 2021 FINANCIAL AND OPERATING RESULTS

MIDLAND, Texas, May 4, 2021 (GLOBE NEWSWIRE) -- Rattler Midstream LP (NASDAQ: RTLR) (“Rattler” or the “Company”), a subsidiary of Diamondback Energy, Inc. (NASDAQ: FANG) (“Diamondback”), today announced financial and operating results for the first quarter ended March 31, 2021.

FIRST QUARTER 2021 HIGHLIGHTS

•Q1 2021 consolidated net income (including non-controlling interest) of $25.9 million
•Q1 2021 consolidated Adjusted EBITDA (as defined and reconciled below) of $65.3 million
•Q1 2021 cash flow provided by operating activities of $52.7 million; Q1 2021 Operating Cash Flow Before Working Capital Changes (as defined and reconciled below) of $47.9 million
•Q1 2021 cash operated capital expenditures of $5.9 million
•Q1 2021 consolidated Free Cash Flow (as defined and reconciled below) of $47.4 million
•Board of Directors of Rattler's general partner approved a cash distribution for the first quarter of 2021 of $0.20 per common unit ($0.80 annualized); implies a 7.1% annualized yield based on the May 3, 2021 closing unit price of $11.24
•Repurchased approximately 1.08 million common units at an average unit price of $10.27 for a total cost of $11.1 million during the quarter
•Q1 2021 average produced water gathering and disposal volumes of 766 MBbl/d
•Q1 2021 average sourced water volumes of 268 MBbl/d; 22% of total sourced water volumes in Q1 2021 sourced from recycled produced water
•Q1 2021 average crude oil gathering volumes of 85 MBbl/d
•Q1 2021 average gas gathering volumes of 130 BBtu/d
•Subsequent to the quarter end, Rattler and Amarillo Midstream sold their 50/50 Amarillo Rattler joint venture to EnLink Midstream for total gross potential consideration of $75 million, consisting of $50 million at closing, $10 million upon the first anniversary of closing and up to $15 million in contingent earn-out payments
•Subsequent to the quarter end, Rattler signed a definitive agreement to sell non-core real estate for $10 million, subject to certain closing adjustments

“Despite the impact of Winter Storm Uri on operations, the first quarter of 2021 saw strong free cash flow generation from Rattler that exhibits the resiliency of our business model. We'd like to thank our field personnel and industry partners that enabled this accomplishment by working around the clock to get our operations back online despite the conditions. While volumes on our operated business as well as our equity method joint ventures were affected, capital discipline and line of sight into Diamondback's development enabled Rattler to keep capital expenditures to a minimum. The resulting free cash flow was used to fund a combination of unitholder distributions, common unit repurchases and debt repayment in accordance with our stated priority of returning capital to investors,” stated Travis Stice, Chief Executive Officer of Rattler’s general partner.

Mr. Stice continued, "For the first time since Rattler's initial public offering, distributions from Rattler's equity method investments exceeded our contributions to these projects. This trend is expected to continue and expand as our equity method joint venture build cycle comes to an end, accelerated by the announced sale of our Amarillo Rattler joint venture. This joint venture highlights the advantages of the mutually beneficial relationship between Diamondback and Rattler: Rattler was able to participate in an ultimately profitable venture underpinned by Diamondback volumes, and Diamondback was able to secure the midstream investment and capacity needed to develop one of its core operating areas.”

Mr. Stice further stated, “Looking forward to the remainder of 2021, the guidance and operating plan is unchanged from our initial guidance provided. There were no lasting effects of the first quarter's winter events on our equipment or operations, and Rattler expects to continue executing on its business plan, which is to provide the highest level of reliability and service to our customers in the most environmentally responsible manner."

OPERATIONS AND FINANCIAL UPDATE

During the first quarter of 2021, the Company recorded total operating income of $37.7 million, a decrease of 22% compared to the fourth quarter of 2020. During the first quarter of 2021, the Company recorded consolidated net income (loss) (including non-controlling interest) of $25.9 million, a decrease of 33% from the fourth quarter of 2020. First quarter 2021 Adjusted EBITDA (as defined and reconciled below) was $65.3 million, a decrease of 16% from the fourth quarter of 2020.

First quarter operated capital expenditures totaled $5.9 million, and aggregate contributions to equity method joint ventures were $3.7 million. Rattler also received proceeds of $9.1 million in distributions from equity method investments during the quarter.

The following table summarizes the Company's throughput on its operated assets.

	Three Months Ended March 31,
	2021	2020
Crude oil gathering (Bbl/d)	85,210	97,293
Natural gas gathering (MMBtu/d)	130,437	117,761
Produced water gathering and disposal (Bbl/d)	765,588	941,628
Sourced water gathering (Bbl/d)	267,834	446,713

CASH DISTRIBUTION

On April 28, 2021, the Board of Directors of Rattler's general partner approved a cash distribution for the first quarter of 2021 of $0.20 per common unit, payable on May 21, 2021 to unitholders of record at the close of business on May 14, 2021.

COMMON UNIT REPURCHASE PROGRAM

On October 29, 2020, the Board of Directors of Rattler's general partner approved a common unit repurchase program to acquire up to $100.0 million of Rattler's outstanding common units through December 31, 2021. Pursuant to this program, during the first quarter of 2021, the Company repurchased 1,081,855 common units at an average unit price of $10.27 per unit for a total cost of $11.1 million. From the end of the first quarter of 2021 through April 30, 2021, Rattler repurchased an additional 315,000 common units for a total cost of $3.5 million. In total from the program's inception through April 30, 2021, Rattler repurchased 3,046,855 common units for a total cost of $29.3 million, utilizing 29% of the $100.0 million approved by the Board for the repurchase program.

SUBSEQUENT EVENTS

On April 22, 2021, the Company signed a definitive agreement to sell one of its real estate properties located in Midland, Texas for estimated proceeds of $10 million, subject to certain closing adjustments. The transaction is expected to close in the second quarter of 2021.

On April 30, 2021, each of Rattler and its joint venture partner, Amarillo Midstream, LLC, sold its 50% interest in Amarillo Rattler LLC to EnLink Midstream for aggregate total gross potential consideration of $75 million, consisting of $50 million at closing, $10 million upon the first anniversary of closing and $15 million in contingent earn-out payments over a three-year span based upon Diamondback's development activity. Net of transaction expenses and working capital adjustments, Rattler received $23.5 million at closing, with an incremental $5 million due in April 2022, and could receive up to $7.5 million in contingent payments from 2023 to 2025.

GUIDANCE

Below is Rattler's guidance for the full year 2021.

Rattler Midstream LP Guidance
2021

Rattler Operated Volumes (a)
Produced Water Gathering and Disposal (MBbl/d)	800 - 900
Sourced Water (MBbl/d)	200 - 300
Crude Oil Gathering (MBbl/d)	75 - 85
Gas Gathering (BBtu/d)	120 - 140

Financial Metrics ($ millions except per unit metrics)
Net Income	$140 - $180
Adjusted EBITDA	$280 - $320
Operated Midstream Capex	$60 - $80
Equity Method Investment Contributions(b)	$10 - $20
Equity Method Investment Distributions(b)	$35 - $45
Depreciation, Amortization & Accretion	$50 - $70
(a)Does not include any volumes from the EPIC, Gray Oak, Wink to Webster, OMOG and Amarillo Rattler joint ventures
(b)Includes the EPIC, Gray Oak, Wink to Webster, OMOG and Amarillo Rattler joint ventures

CONFERENCE CALL

Rattler will host a conference call and webcast for investors and analysts to discuss its results for the first quarter of 2021 on Wednesday, May 5, 2021 at 9:00 a.m. CT. Participants should call (877) 288-2756 (United States/Canada) or (470) 495-9481 (International) and use the confirmation code 9268528. A telephonic replay will be available from 12:00 p.m. CT on Wednesday, May 5, 2021 through Wednesday, May 12, 2021 at 12:00 p.m. CT. To access the replay, call (855) 859-2056 (United States/Canada) or (404) 537-3406 (International) and enter confirmation code 9268528. A live broadcast of the earnings conference call will also be available via the internet at www.rattlermidstream.com under the “Investors” section of the site. A replay will also be available on the website following the call.

About Rattler Midstream LP

Rattler Midstream LP is a Delaware limited partnership formed by Diamondback Energy to own, operate, develop and acquire midstream and energy-related infrastructure assets. Rattler owns crude oil, natural gas and water-related midstream assets in the Permian Basin that provide services to Diamondback Energy and third party customers under primarily long-term, fixed-fee contracts. For more information, please visit www.rattlermidstream.com.

About Diamondback Energy, Inc.

Diamondback is an independent oil and natural gas company headquartered in Midland, Texas focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves in the Permian Basin in West Texas. For more information, please visit www.diamondbackenergy.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the federal securities laws. All statements, other than historical facts, that address activities that Rattler assumes, plans, expects, believes, intends or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events, including specifically the statements regarding expectations of plans, strategies, objectives and anticipated financial and operating results of Rattler, including Rattler's capital expenditure levels, asset sales and other guidance discussed above. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the management of Rattler. Information concerning these risks and other factors can be found in Rattler’s filings with the Securities and Exchange Commission (“SEC”), including its Forms 10-K, 10-Q and 8-K, which can be obtained free of charge on the SEC’s web site at http://www.sec.gov. Rattler undertakes no obligation to update or revise any forward-looking statement.

Rattler Midstream LP
Consolidated Balance Sheets
(unaudited, in thousands)

	March 31,	December 31,
	2021	2020
Assets
Current assets:
Cash	$9,760	$23,927
Accounts receivable—related party	46,238	57,447
Accounts receivable—third party, net	7,060	5,658
Sourced water inventory	9,738	10,108
Other current assets	948	1,127
Total current assets	73,744	98,267
Property, plant and equipment:
Land	85,826	85,826
Property, plant and equipment	1,017,574	1,012,777
Accumulated depreciation, amortization and accretion	(110,491)	(100,728)
Property, plant and equipment, net	992,909	997,875
Right of use assets	406	574
Equity method investments	525,078	532,927
Real estate assets, net	96,751	96,687
Intangible lease assets, net	4,050	4,262
Deferred tax asset	71,397	73,264
Other assets	4,463	4,732
Total assets	$1,768,798	$1,808,588
Liabilities and Unitholders’ Equity
Current liabilities:
Accounts payable	$524	$139
Accrued liabilities	39,428	42,508
Taxes payable	217	192
Short-term lease liability	406	574
Asset retirement obligations	35	35
Total current liabilities	40,610	43,448
Long-term debt	545,450	569,947
Asset retirement obligations	15,621	15,093
Total liabilities	601,681	628,488
Commitment and contingencies
Unitholders’ equity:
General partner—Diamondback	879	899
Common units—public (41,277,589 units issued and outstanding as of March 31, 2021 and 42,356,637 units issued and outstanding as of December 31, 2020)	374,432	385,189
Class B units—Diamondback (107,815,152 units issued and outstanding as of March 31, 2021 and as of December 31, 2020)	879	899
Accumulated other comprehensive income (loss)	(30)	(123)
Total Rattler Midstream LP unitholders’ equity	376,160	386,864
Non-controlling interest	791,060	793,638
Non-controlling interest in accumulated other comprehensive income (loss)	(103)	(402)
Total equity	1,167,117	1,180,100
Total liabilities and unitholders’ equity	$1,768,798	$1,808,588

Rattler Midstream LP
Consolidated Statements of Operations
(unaudited, in thousands, except per unit data)

	Three Months Ended March 31,
	2021	2020
Revenues:
Revenues—related party	$87,078	$116,583
Revenues—third party	8,121	9,100
Other income—related party	2,540	1,518
Other income—third party	1,069	2,194
Total revenues	98,808	129,395
Costs and expenses:
Direct operating expenses	32,511	32,874
Cost of goods sold (exclusive of depreciation and amortization)	8,811	15,961
Real estate operating expenses	517	728
Depreciation, amortization and accretion	11,246	12,506
Impairment and abandonments	3,371	—
General and administrative expenses	4,634	4,514
(Gain) loss on disposal of property, plant and equipment	6	1,538
Total costs and expenses	61,096	68,121
Income (loss) from operations	37,712	61,274
Other income (expense):
Interest income (expense), net	(7,310)	(2,621)
Income (loss) from equity method investments	(2,823)	(245)
Total other income (expense), net	(10,133)	(2,866)
Net income (loss) before income taxes	27,579	58,408
Provision for (benefit from) income taxes	1,671	3,820
Net income (loss)	25,908	54,588
Less: Net income (loss) attributable to non-controlling interest	19,893	41,557
Net income (loss) attributable to Rattler Midstream LP	$6,015	$13,031
Net income (loss) attributable to limited partners per common unit:
Basic	$0.13	$0.28
Diluted	$0.13	$0.28
Weighted average number of limited partner common units outstanding:
Basic	41,742	43,700
Diluted	41,742	43,700

Rattler Midstream LP
Consolidated Statements of Cash Flows
(unaudited, in thousands)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$25,908	$54,588
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provision for deferred income taxes	1,671	3,820
Depreciation, amortization and accretion	11,246	12,506
(Gain) loss on disposal of property, plant and equipment	6	1,538
Impairment and abandonments	3,371	—
Unit-based compensation expense	2,332	2,219
(Income) loss from equity method investments	2,823	245
Other	503	—
Changes in operating assets and liabilities:
Accounts receivable—related party	11,209	31,674
Accounts payable, accrued liabilities and taxes payable	(6,092)	(8,540)
Other	(309)	(63)
Net cash provided by (used in) operating activities	52,668	97,987
Cash flows from investing activities:
Additions to property, plant and equipment	(5,860)	(52,046)
Contributions to equity method investments	(3,663)	(32,563)
Distributions from equity method investments	9,107	9,761
Proceeds from the sale of fixed assets	—	42
Net cash provided by (used in) investing activities	(416)	(74,806)
Cash flows from financing activities:
Proceeds from borrowings from credit facility	12,000	27,000
Payments on credit facility	(37,000)	—
Repurchased units as part of unit buyback	(11,114)	—
Distribution to public	(8,263)	(12,673)
Distribution to Diamondback	(21,583)	(31,286)
Other	(459)	(672)
Net cash provided by (used in) financing activities	(66,419)	(17,631)
Net increase (decrease) in cash	(14,167)	5,550
Cash at beginning of period	23,927	10,633
Cash at end of period	$9,760	$16,183

Rattler Midstream LP
Pipeline Infrastructure Assets
(unaudited)

	As of March 31, 2021
(miles)(a)	Delaware Basin	Midland Basin	Permian Total
Crude oil	108	46	154
Natural gas	157	—	157
Produced water	274	250	524
Sourced water	27	74	101
Total	566	370	936
(a) Does not include any assets of the EPIC, Gray Oak, Wink to Webster, Amarillo Rattler or OMOG joint ventures.

Rattler Midstream LP
Capacity/Capability
(unaudited)

	As of March 31, 2021
(capacity/capability)(a)	Delaware Basin	Midland Basin	Permian Total	Utilization
Crude oil gathering (Bbl/d)	210,000	65,000	275,000	31%
Natural gas compression (Mcf/d)	151,000	—	151,000	62%
Natural gas gathering (Mcf/d)	180,000	—	180,000	53%
Produced water gathering and disposal (Bbl/d)	1,330,000	1,805,000	3,135,000	24%
Sourced water gathering (Bbl/d)	120,000	455,000	575,000	47%
(a) Does not include any assets of the EPIC, Gray Oak, Wink to Webster, Amarillo Rattler or OMOG joint ventures.

Rattler Midstream LP
Throughput
(unaudited)

	Three Months Ended March 31,
(throughput)(a)	2021	2020
Crude oil gathering (Bbl/d)	85,210	97,293
Natural gas gathering (MMBtu/d)	130,437	117,761
Produced water gathering and disposal (Bbl/d)	765,588	941,628
Sourced water gathering (Bbl/d)	267,834	446,713
(a) Does not include any volumes of the EPIC, Gray Oak, Wink to Webster, Amarillo Rattler or OMOG joint ventures.

NON-GAAP FINANCIAL MEASURES
Adjusted EBITDA is a supplemental non-GAAP financial measure used by management and external users of its financial statements, such as industry analysts, investors, lenders and rating agencies. Management believes Adjusted EBITDA is useful because the measure allows it to more effectively evaluate the Company's operating performance and compare the results of its operations period to period without regard to its financing methods or capital structure.

The Company defines Adjusted EBITDA as net income (loss) attributable to Rattler Midstream LP plus net income (loss) attributable to non-controlling interest ("net income (loss)") before income taxes, interest expense (net of amount capitalized), depreciation, amortization and accretion on assets and liabilities of Rattler Midstream Operating LLC, its proportional depreciation and interest expense related to equity method investments, its proportional impairments and abandonments related to equity method investments, non-cash unit-based compensation expense, impairment and abandonments, (gain) loss on disposal of property, plant and equipment, provision for income taxes and other. The GAAP measure most directly comparable to Adjusted EBITDA is net income (loss). However, Adjusted EBITDA should not be considered an alternative to net income (loss) or any other measure of financial performance or liquidity presented in accordance with generally accepted accounting principles in the United States ("GAAP"). Adjusted EBITDA excludes some, but not all, items that affect net income (loss), and these measures may vary from those of other companies. As a result, Adjusted EBITDA as presented below may not be comparable to similarly titled measures of other companies.

The Company does not provide guidance on the reconciling items between forecasted net income (loss) and forecasted Adjusted EBITDA due to the uncertainty regarding timing and estimates of these items. Rattler provides a range for the forecasts of net income (loss) and Adjusted EBITDA to allow for the variability in timing and uncertainty of estimates of reconciling items between forecasted net income (loss) and forecasted Adjusted EBITDA. Therefore, the Company cannot reconcile forecasted net income (loss) to forecasted Adjusted EBITDA without unreasonable effort.

The following table presents a reconciliation of net income (loss), the most directly comparable GAAP financial measure, to Adjusted EBITDA for each of the periods indicated:

Rattler Midstream LP
Adjusted EBITDA
(unaudited, in thousands)

	Three Months Ended March 31,
	2021	2020
Reconciliation of Net Income (Loss) to Adjusted EBITDA:
Net income (loss) attributable to Rattler Midstream LP	$6,015	$13,031
Net income (loss) attributable to non-controlling interest	19,893	41,557
Net income (loss)	25,908	54,588
Interest expense, net of amount capitalized	7,310	2,621
Depreciation, amortization and accretion	11,246	12,506
Depreciation and interest expense related to equity method investments	10,525	3,766
Impairments and abandonments related to equity method investments	2,933	—
Non-cash unit-based compensation expense	2,332	2,219
Impairment and abandonments	3,371	—
(Gain) loss on disposal of property, plant and equipment	6	1,538
Provision for income taxes	1,671	3,820
Other	12	(78)
Adjusted EBITDA	65,314	80,980
Less: Adjusted EBITDA attributable to non-controlling interest	47,135	57,624
Adjusted EBITDA attributable to Rattler Midstream LP	$18,179	$23,356

Adjusted net income (loss) is a supplemental non-GAAP financial measure equal to net income (loss) adjusted for impairments and abandonments related to equity method investments and related income tax adjustments. Management believes adjusted net income (loss) is useful because the measure provides useful information to analysts and investors for analysis of its operating results on a consistent, comparable basis from period to period. The Company's computation of adjusted net income (loss) may not be comparable to other similarly titled measures of other companies or to such measure in our credit facility or any of our other contracts.

The following table presents a reconciliation of net income (loss) attributable to Rattler Midstream LP to adjusted net income (loss) for each of the periods indicated:

Rattler Midstream LP
Adjusted Net Income (Loss)
(unaudited, in thousands, except per unit data)

	Three Months Ended March 31, 2021
	Amounts	Amounts Per Dilutive Share
Reconciliation of Net Income (Loss) to Adjusted Net Income:
Net income (loss) attributable to Rattler Midstream LP	$6,015	$0.13
Net income (loss) attributable to non-controlling interest	19,893	0.48
Net income (loss)	25,908	0.61
Impairments and abandonments related to equity method investments	2,933	0.07
Impairments and abandonments	3,371	0.08
Adjusted income (loss) excluding above items	32,212	0.76
Income tax adjustment for above items	(414)	(0.01)
Adjusted Net Income (Loss)	31,798	0.75
Less: Adjusted net income (loss) attributable to non-controlling interest	24,443	0.59
Adjusted net income (loss) attributable to Rattler Midstream LP	$7,355	$0.16

Weighted average common units outstanding:
Basic		41,742
Diluted		41,742

Operating cash flow before working capital changes, which is a supplemental non-GAAP financial measure, represents net cash provided by operating activities as determined under GAAP without regard to changes in operating assets and liabilities. The GAAP financial measure most directly comparable to operating cash flow before working capital changes is net cash provided by operating activities. Management believes operating cash flow before working capital changes is an accepted measure which reflects cash flow from operating activities, additions to property, plant and equipment and net investments in its equity method investments across periods on a consistent basis. The Company also uses this measure because adjusted operating cash flow relates to the timing of cash receipts and disbursements that the Company may not control and may not relate to the period in which the operating activities occurred. This allows the Company to compare its operating performance with that of other companies without regard to financing methods and capital structure.

Free Cash Flow, which is a supplemental non-GAAP financial measure, is operating cash flow before working capital changes less net cash provided by (used in) investing activities. The GAAP financial measure most directly comparable to Free Cash Flow is net cash provided by operating activities. Management believes that Free Cash Flow is useful to investors as it provides the amount of cash available for reducing debt, investing in additional capital projects or paying dividends. These measures should not be considered as an alternative to, or more meaningful than, net cash provided by operating activities as an indicator of operating performance. The Company's computation of operating cash flow before working capital changes and Free Cash Flow may not be comparable to other similarly titled measures of other companies.

The following tables present a reconciliation of net cash provided by operating activities to operating cash flow before working capital changes and to Free Cash Flow:

Rattler Midstream LP
Operating Cash Flow
(unaudited, in thousands)
	Three Months Ended March 31,
	2021	2020
Net cash provided by operating activities	$52,668	$97,987
Less: Changes in cash due to changes in operating assets and liabilities:
Accounts receivable—related party	11,209	31,674
Accounts payable, accrued liabilities and taxes payable	(6,092)	(8,540)
Other	(309)	(63)
Total working capital changes	4,808	23,071
Operating cash flow before working capital changes	$47,860	$74,916

Rattler Midstream LP
Free Cash Flow
(unaudited, in thousands)
	Three Months Ended March 31,
	2021	2020
Operating cash flow before working capital changes	$47,860	$74,916

Additions to property, plant and equipment	(5,860)	(52,046)
Contributions to equity method investments	(3,663)	(32,563)
Distributions from equity method investments	9,107	9,761
Other	—	42
Net cash provided by (used in) investing activities	(416)	(74,806)
Free Cash Flow	$47,444	$110

Investor Contact:
Adam Lawlis
+1 432.221.7467
IR@rattlermidstream.com
Source: Rattler Midstream LP; Diamondback Energy, Inc.